UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2013

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas	67210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

N/A

(Former name or former address if changed since last
report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On June 18, 2013, Spirit AeroSystems Holdings, Inc. (the “Company”) and its wholly-owned subsidiary Spirit AeroSystems, Inc. (“Spirit”) entered into a Retirement and Consulting Agreement and General Release with Michael G. King (the “Retirement and Consulting Agreement”). As previously announced, on April 4, 2013 Mr. King had notified the Company of his decision to retire from the Company in the summer of 2013. Under the Retirement and Consulting Agreement, Mr. King will retire from the Company, and his employment with the Company, Spirit and their subsidiaries will end, effective June 30, 2013 (the “Retirement Date”).

The Retirement and Consulting Agreement provides that, for a period of one year starting on the Retirement Date (the “Consulting Term”), Mr. King will provide consulting and transition services to the Company. Mr. King will receive annual compensation of $120,000 for the provision of such services (“Consulting Fees”).

Mr. King will be entitled to any benefits accrued under the terms of the Company’s benefit plans, including under its Short-Term Incentive Plan, Long-Term Incentive Plan, Deferred Compensation Plan and Supplemental Executive Retirement Plan, and including his account balances and other accrued benefits under the Retirement and Savings Plan and Pension Value Plan.

Under the Retirement and Consulting Agreement, Mr. King is entitled to continue his health insurance coverage, as mandated by COBRA, to the extent required by applicable law, and is entitled to participate in the Company’s retiree medical insurance plan.

The Retirement and Consulting Agreement contains covenants for the benefit of the Company and Spirit relating to non-competition during and for an extra one year following the Consulting Term, non-solicitation of Company and Spirit employees during and for one year following the Consulting Term and protection of the Company’s and Spirit’s confidential information.

The preceding discussion of the Retirement and Consulting Agreement is qualified in its entirety by the complete text of the Retirement and Consulting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Exhibit Description

10.1	Retirement and Consulting Agreement and General Release, dated as of June 18, 2013, between Spirit AeroSystems, Inc., Spirit AeroSystems Holdings, Inc. and Michael G. King*

*                               Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: June 24, 2013	By:	/s/ Joseph T. Boyle
		Name:	Joseph T. Boyle
		Title:	Assistant Secretary